EXHIBIT 3.1

BEHRINGER HARVARD OPPORTUNITY REIT I, INC.

CERTIFICATE OF CORRECTION

THIS IS TO CERTIFY THAT:

FIRST:                                                           The title of the document being corrected is Second Articles of Amendment and Restatement of Behringer Harvard Opportunity REIT I, Inc. (the “Articles”).

SECOND:                                            The sole party to the Articles is Behringer Harvard Opportunity REIT I, Inc., a Maryland corporation (the “Company”).

THIRD:                                                       The Articles were filed with the State Department of Assessments and Taxation of Maryland (“SDAT”) on July 24, 2008.

FOURTH:                                           The defined term “SALE” or “SALES” of ARTICLE IV of the Articles as previously filed with the SDAT is set forth below:

“SALE” or “SALES” means (i) any transaction or series of transactions whereby: (A) the Company or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including the lease of any Property consisting of a building only, and including any event with respect to any Property which gives rise to a significant amount of insurance proceeds or condemnation awards; (B) the Company or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of all or substantially all of the interest of the Company or the Operating Partnership in any Joint Venture in which it is a co-venturer or partner; (C) any Joint Venture directly or indirectly (except as described in other subsections of this definition) in which the Company or the Operating Partnership as a co-venturer or partner sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including any event with respect to any Property which gives rise to insurance claims or condemnation awards; (D) the Company or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, conveys or relinquishes its interest in any Mortgage or portion thereof (including with respect to any Mortgage, all payments thereunder or in satisfaction thereof other than regularly scheduled interest payments) of amounts owed pursuant to such Mortgage and any event which gives rise to a significant amount of insurance proceeds or similar awards; or (E) the Company or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any other Asset not previously described in this definition or any portion thereof, but (ii) not including any transaction or series of transactions specified in clause (i) (A) through (E) above in which the proceeds of such transaction or series of transactions are reinvested in one or more Assets within 180 days thereafter.

FIFTH:                                                          The defined term “SALE” or “SALES” of ARTICLE IV of the Articles as corrected hereby is set forth below:

“SALE” or “SALES” means (i) any transaction or series of transactions whereby: (A) the Company or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including any event with respect to any Property which gives rise to a significant amount of insurance proceeds or condemnation awards; (B) the Company or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of all or substantially all of the interest of the Company or the Operating Partnership in any Joint Venture in which it is a co-venturer or partner; (C) any Joint Venture directly or indirectly (except as described in other subsections of this definition) in which the Company or the Operating Partnership as a co-venturer or partner sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including any event with respect to any Property which gives rise to insurance claims or condemnation awards; (D) the Company or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, conveys or relinquishes its interest in any Mortgage or portion thereof (including with respect to any Mortgage, all payments thereunder or in satisfaction thereof other than regularly scheduled interest payments) of amounts owed pursuant to such Mortgage and any event which gives rise to a significant amount of insurance proceeds or similar awards; or (E) the Company or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any other Asset not previously described in this definition or any portion thereof, but (ii) not including any transaction or series of transactions specified in clause (i) (A) through (E) above in which the proceeds of such transaction or series of transactions are reinvested in one or more Assets within 180 days thereafter.

SIXTH:                                                        The undersigned acknowledges this Certificate of Correction to be the corporate act of the Company and as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Company has caused this Certificate of Correction to be signed in its name and on its behalf by its Chief Executive Officer and attested to by its Secretary on this 3rd day of June, 2011.

ATTEST:		BEHRINGER HARVARD
OPPORTUNITY REIT I, INC.

/s/ Terri Warren Reynolds		By:	/s/ Robert S. Aisner	(SEAL)
Name:	Terri Warren Reynolds		Name:	Robert S. Aisner
Title:	Secretary		Title:	Chief Executive Officer